Exhibit 99.1

Marlin Midstream Partners, LP Reports Second Quarter 2013 Financial Results for Private Company Covering Pre-IPO Period

HOUSTON, September 4, 2013 /GlobeNewswire/ — Marlin Midstream Partners, LP (NASDAQ: FISH), a Delaware limited partnership (“Marlin” or “the Partnership”), today announced financial results for the second quarter ended June 30, 2013.

Marlin completed its initial public offering on July 31, 2013. In connection with the offering, Marlin’s sponsor NuDevco Partners, LLC and its affiliates conveyed to the Partnership Marlin Midstream, LLC, a midstream energy company offering natural gas gathering, processing and transportation services, and Marlin Logistics, LLC, a crude oil logistics company offering crude oil transloading services. As such, Marlin’s historical condensed combined financial statements prior to the IPO are attributable to its predecessors Marlin Midstream, LLC and Marlin Logistics, LLC. Following the closing of the IPO, Marlin entered into additional fee-based commercial agreements with an affiliate of its sponsor, Associated Energy Services, LP (“AES”), all of which include minimum volume commitments and annual inflation adjustments.

Second Quarter 2013 Financial Results

For the second quarter ended June 30, 2013, Marlin reported gross margin of $7.6 million, an increase of 46%, compared to gross margin of $5.2 million, for the second quarter of 2012. The gross margin increase is attributable to increased throughput under fixed fee contracts and the completion of the 11-mile Oak Hill Lateral pipeline. Post-IPO, the vast majority of gross margin will be generated under fee-based, minimum volume commitment commercial agreements.

Net loss decreased to $1.2 million for the second quarter of 2013, compared to net loss of $3.1 million for the second quarter of 2012. Adjusted EBITDA totaled $2.3 million, compared to adjusted EBITDA of $1,000 for the second quarter of 2012.

As of June 30, 2013, cash and cash equivalents totaled $2.5 million compared to $5.6 million at December 31, 2012. Total debt was $130.9 million at June 30, 2013. Using net proceeds from the IPO of $128.6 million (after underwriting discount and structuring fees), the Partnership repaid its existing credit facility of approximately $121.9 million and an outstanding revolving credit facility of approximately $10.0 million, settled the existing interest rate swap liability of approximately $0.1 million, and simultaneously drew down $25.0 million on a new credit facility.

CEO Commentary

“We appreciate the strong support we received from our new unitholders that contributed to our successful, oversubscribed initial public offering in July,” said Chairman and CEO W. Keith Maxwell, III. “We have

Marlin Midstream Partners, LP

established an incentivized sponsorship structure, with a management ownership stake of 61%, that is closely aligned with investor interests. Proceeds from the offering were used to repay existing debt, and we now have among the lowest leverage ratios of any MLP in the industry. Our financial flexibility will enable us to execute our growth and value creation strategies through attractive dropdowns from our sponsor and multiple other growth opportunities.

“During the second quarter, which ended prior to our IPO, we delivered strong gross margin performance reflecting the strategic intention to de-risk our business by focusing on a fee-based cash flow strategy,” Mr. Maxwell continued. “We expect this trend to continue as the minimum volume commitments under our commercial agreements drive substantially all of our gross margin going forward. Additionally, the second quarter does not include the impact of key material contracts with our affiliates established at the close of the IPO. Combined, our fee-based commercial agreements for gathering, processing and transloading will drive fixed-fee cash flow with limited commodity exposure for distribution to our unitholders.”

Quarterly Distributions

Marlin’s partnership agreement provides for a minimum quarterly distribution of $0.35 per unit for each whole quarter, or $1.40 per unit on an annualized basis. Quarterly distributions will commence following the third quarter ending September 30, 2013, which will represent the first partial quarter of distributable cash flow subsequent to Marlin’s IPO on July 31, 2013. Marlin targets a total coverage ratio of 1.10x to support distributions.

Capital Expenditures

For the six months ended June 30, 2013 and 2012, Marlin incurred a total of $1.0 million and $1.3 million, respectively, for maintenance capital expenditures and incurred a total of $8.3 million and $4.6 million, respectively, for expansion capital expenditures.

Subsequent Events

Credit Facility

On July 31, 2013 concurrently with the closing of the IPO, the Partnership entered into a new $50.0 million senior secured revolving credit facility which matures on July 31, 2017. If no event of default occurs, the Partnership has the right, subject to approval by the administrative agent and certain lenders, to increase the borrowing capacity under the new revolving credit facility to up to $150.0 million. The new revolving credit facility is available to fund expansions, acquisitions and working capital requirements for operations and general corporate purposes. As noted above, Marlin drew down $25.0 million on the new credit facility simultaneously with the closing of the IPO.

New Contracts

At the closing of the IPO, the Partnership entered into key material contracts which will be reflected in the Partnership’s financial results beginning with the quarter ending September 30, 2013:

•

A three-year fee-based gathering and processing agreement with AES at the Panola County processing facilities. Under this agreement, AES will pay a fixed fee per Mcf (subject to an annual inflation adjustment)

Marlin Midstream Partners, LP

for gathering, treating, compression and processing services and a per gallon fixed fee for NGL transportation services. The agreement will provide for a minimum volume commitment of 80 MMcf/d that, at the option of AES and subject to available capacity at the Panola facilities, may be increased to 100 MMcf/d.

•	Three, three-year fee-based transloading services agreements with AES at the Wildcat and Big Horn facilities. Under these agreements, AES will pay a fixed fee per barrel. The agreements will provide for a minimum volume commitment of 15,160 Bbls/d at the Wildcat facility and 11,390 Bbls/d at the Big Horn facility.

Conference Call and Webcast

Marlin will host a conference call to discuss second quarter 2013 results at 12:00 p.m. CT (1:00 p.m. ET) on Thursday, September 5, 2013.

Interested parties can listen to a live webcast of the call from the Events & Presentations page of the Marlin Investor Relations website at http://investor.marlinmidstream.com/events.cfm. An archived replay of the webcast will be available for 12 months following the live presentation.

The call can be accessed live over the telephone by dialing 1-877-941-0844, or 1-480-629-9692 for international callers. The passcode for the call is 4637456. A telephonic replay of the call will also be available through September 12, 2013 and can be accessed by dialing 1-800-406-7325, or 1-303-590-3030 for international callers, with conference ID number 4637456.

About Marlin

Marlin is a fee-based, growth oriented Delaware limited partnership formed to develop, own, operate and acquire midstream energy assets. Marlin currently provides natural gas gathering, transportation, treating and processing services, NGL transportation services and crude oil transloading services. Headquartered in Houston, Texas, Marlin’s assets include two related natural gas processing facilities located in Panola County, Texas, a natural gas processing facility located in Tyler County, Texas, two natural gas gathering systems connected to its Panola County processing facilities, two NGL transportation pipelines that connect its Panola County and Tyler County processing facilities to third party NGL pipelines and two crude oil transloading facilities containing five crude oil transloaders.

www.marlinmidstream.com

Forward-Looking Statements

This press release may contain forward-looking statements concerning Marlin’s operations, economic performance and financial condition. These statements can be identified by the use of forward-looking terminology including “may,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or include other “forward-looking” information. Although Marlin believes that the expectations reflected in such forward-looking statements are reasonable, the Partnership can give no assurance that such expectations will be realized.

These forward-looking statements involve risks and uncertainties. Important factors that could cause actual results to differ materially from expectations include, but are not limited to, the following risks and uncertainties:

•	the volume of natural gas we gather and process and the volume of NGLs we transport;

Marlin Midstream Partners, LP

•	the volume of crude oil that we transload;

•	the level of production of crude oil and natural gas and the resultant market prices of crude oil, natural gas and NGLs;

•	the level of competition from other midstream natural gas companies and crude oil logistics companies in our geographic markets;

•	the level of our operating expenses;

•	regulatory action affecting the supply of, or demand for, crude oil or natural gas, the transportation rates we can charge on our pipelines, how we contract for services, our existing contracts, our operating costs or our operating flexibility;

•	capacity charges and volumetric fees that we pay for NGL fractionation services;

•	realized pricing impacts on our revenues and expenses that are directly subject to commodity price exposure;

•	damage to pipelines, facilities, plants, related equipment and surrounding properties caused by hurricanes, earthquakes, floods, fires, severe weather, explosions and other natural disasters and acts of terrorism including damage to third party pipelines or facilities upon which we rely for transportation services;

•	outages at the processing or fractionation facilities owned by us or third parties caused by mechanical failure and maintenance, construction and other similar activities;

•	leaks or accidental releases of products or other materials into the environment, whether as a result of human error or otherwise;

•	the level and timing of our expansion capital expenditures and our maintenance capital expenditures;

•	the cost of acquisitions, if any;

•	the level of our general and administrative expenses, including reimbursements to our general partner and its affiliates for services provided to us;

•	our debt service requirements and other liabilities;

•	fluctuations in our working capital needs;

•	our ability to borrow funds and access capital markets;

•	restrictions contained in our debt agreements;

•	the amount of cash reserves established by our general partner;

•	other business risks affecting our cash levels; and

•	other factors discussed below and elsewhere in “Risk Factors” in our Prospectus.

Such risks and uncertainties could cause actual results to differ materially from those contained in any forward-looking statement. Except as required by law, Marlin undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gross Margin, Adjusted EBITDA and Distributable Cash Flow

Marlin uses gross margin, or revenues less cost of revenues, as the primary performance measure. Gross margin represents our profitability without regard to commodity sales and purchases, which we believe are not significant components of our operations. Marlin also uses adjusted EBITDA to analyze its performance and defines it as net income (loss) before interest expense (net of amounts capitalized) or interest income, state franchise tax, depreciation expense and any gain/loss from interest rate derivatives. Although Marlin has not quantified distributable cash flow on a historical basis, after the closing of the IPO Marlin intends to compute and present this measure, defined as adjusted EBITDA plus interest income, less cash paid for interest expense and maintenance capital expenditures.

Marlin Midstream Partners, LP

Gross margin, adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of Marlin’s condensed combined financial statements, such as industry analysts, investors, commercial banks and others, may use to assess:

•	the financial performance of Marlin’s assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of Marlin’s assets to generate earnings sufficient to support the decision to make cash distributions to the unitholders and general partner;

•	the ability to fund capital expenditures and incur and service debt;

•	Marlin’s operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

Marlin’s partnership agreement requires that, within 45 days after the end of each quarter, beginning with the quarter ending September 30, 2013, all of Marlin’s available cash be distributed to unitholders of record on the applicable record date. Marlin’s cash distribution for the period from the completion of the IPO through September 30, 2013 will be adjusted based on the actual length of the period.

Note Regarding Non-GAAP Financial Measures

Gross margin and adjusted EBITDA are not financial measures presented in accordance with GAAP. Marlin believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing Marlin’s financial condition and results of operations. The GAAP measure most directly comparable to gross margin is operating income. The GAAP measure most directly comparable to adjusted EBITDA is net income. These measures should not be considered as an alternative to operating income, net income, or any other measure of financial performance presented in accordance with GAAP. Each of these non-GAAP financial measures has important limitations as an analytical tool because it excludes some but not all items that affect net income. You should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of Marlin’s results as reported under GAAP. Additionally, because each of these non-GAAP financial measures may be defined differently by other companies in the industry, Marlin’s definition of them may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Investor Contact:

Financial Profiles, Inc.

Kristen McNally, (206) 623-2233

Jacques Dubois, (310) 478-2700

FISH@finprofiles.com

Marlin Midstream Partners, LP

MARLIN MIDSTREAM PARTNERS, LP

CONDENSED COMBINED BALANCE SHEETS AS OF JUNE 30, 2013 AND DECEMBER 31, 2012

(in thousands)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,531	$5,555
Accounts receivable	4,164	6,722
Accounts receivable—affiliates	160	96
Inventory	359	294
Prepaid assets	142	95
Other current assets	3,455	836

Total current assets	10,811	13,598
PROPERTY, PLANT AND EQUIPMENT, NET	170,591	165,139
OTHER ASSETS	1,107	2,059

TOTAL ASSETS	$182,509	$180,796

LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$4,722	$1,900
Accrued liabilities	1,511	1,319
Accounts payable—affiliates	2,951	4,034
Fair value of derivative liabilities	45	72
Current portion of long-term debt	6,250	6,250

Total current liabilities	15,479	13,575
LONG-TERM LIABILITIES
Accounts payable—affiliates	11,692	14,692
Long-term debt	124,625	120,250

Total liabilities	151,796	148,517
MEMBER’S EQUITY
Member’s equity	30,713	32,279

Total member’s equity	30,713	32,279

TOTAL LIABILITIES AND MEMBER’S EQUITY	$182,509	$180,796

Marlin Midstream Partners, LP

MARLIN MIDSTREAM PARTNERS, LP

CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS FOR

THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
REVENUES:
Natural gas, NGLs and condensate revenue	$3,844	$6,630	$7,080	$14,593
Gathering, processing and other revenue	6,450	2,559	10,674	5,165
Gathering, processing and other revenue—affiliates	4	63	47	127

Total Revenues	10,298	9,252	17,801	19,885

OPERATING EXPENSES:
Cost of natural gas, NGLs and condensate revenue	1,367	2,098	2,443	4,253
Cost of natural gas, NGLs and condensate revenue—affiliates	1,313	1,909	2,765	3,127
Operation and maintenance	3,445	3,909	7,082	7,715
Operation and maintenance—affiliates	255	188	500	270
General and administrative	962	686	2,115	1,231
General and administrative—affiliates	359	245	694	521
Property and other taxes	332	219	577	428
Depreciation expense	2,050	1,921	4,035	3,777

Total operating expenses	10,083	11,175	20,211	21,322

Operating income	215	(1,923)	(2,410)	(1,437)
Interest expense, net of amounts capitalized	(1,426)	(1,120)	(2,724)	(2,261)
Gain (loss) on interest rate swap	5	(73)	(6)	(441)

Net loss	$(1,206)	$(3,116)	$(5,140)	$(4,139)

Other comprehensive income (loss)
Deferred gain from cash flow hedges	—	—	—	689
Reclassification of deferred gain from cash flow hedges into net income	—	—	—	(752)

Comprehensive loss	$(1,206)	$(3,116)	$(5,140)	$(4,202)

Marlin Midstream Partners, LP

MARLIN MIDSTREAM PARTNERS, LP

CONDENSED COMBINED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED

JUNE 30, 2013 AND 2012

(in thousands)

	Six Months Ended June 30,
	2013	2012
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(5,140)	$(4,139)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation expense	4,035	3,777
Amortization of deferred financing costs	334	182
Unrealized gain (loss) on derivatives	(34)	(618)
Unrealized gain (loss) on derivatives—affiliates	—	(345)
Changes in assets and liabilities:
Decrease in accounts receivable	2,558	2,984
(Increase) decrease in accounts receivable—affiliates	(60)	1,264
(Increase) decrease in inventory	(65)	73
(Increase) decrease in prepaid assets	(47)	7
(Increase) decrease in other current assets	(2,704)	166
Decrease in other assets	709	—
Increase in accounts payable	1,752	296
Increase (decrease) in accrued liabilities	192	349
Increase (decrease) in accounts payable—affiliates	(4,089)	5,445

Net cash provided by (used in) operating activities	(2,559)	9,441

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(8,414)	(6,749)

Net cash used in investing activities	(8,414)	(6,749)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of long-term debt	8,000	—
Repayments on long-term debt	(3,625)	(3,250)
Member capital contributions	3,574	837

Net cash provided by financing activities	7,949	(2,413)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,024)	279
CASH AND CASH EQUIVALENTS—Beginning of Period	5,555	431

CASH AND CASH EQUIVALENTS—End of Period	$2,531	$710

Supplemental Cash Flow Information:
Cash paid for interest	$2,807	$2,174
Accrual of Construction-in-progress and capital expenditures	$1,706	$1,185
Cash paid for income taxes	$40	$11

Marlin Midstream Partners, LP

MARLIN MIDSTREAM PARTNERS, LP

KEY PERFORMANCE METRICS

Management uses a variety of financial and operating metrics to analyze performance. These metrics are significant factors in assessing the results of operations and profitability and include: (i) gross margin; (ii) volume commitments and throughput volumes (including gathering, plant, and transloader throughput); (iii) operation and maintenance expenses; (iv) adjusted EBITDA; and (v) distributable cash flow.

(in thousands except per Mcf)	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Gross Margin	$7,618	$5,245	$12,593	$12,505
Gross Margin per Mcf	$0.53	$0.49	$0.49	$0.56
Adjusted EBITDA	$2,278	$1	$1,649	$2,346

Gross margin is calculated as follows:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Total Revenues	$10,298	$9,252	$17,801	$19,885
Less: Cost of Revenues	2,680	4,007	5,208	7,380

	$7,618	$5,245	$12,593	$12,505

Adjusted EBITDA is calculated as follows:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net loss	$(1,206)	$(3,116)	$(5,140)	$(4,139)
Interest expense, net of amounts capitalized	1,426	1,120	2,724	2,261
State franchise tax	13	3	24	6
(Gain) loss on interest rate swap	(5)	73	6	441
Depreciation expense	2,050	1,921	4,035	3,777

Adjusted EBITDA	$2,278	$1	$1,649	$2,346